Exhibit 16.1

RANDY SIMPSON CPA, P.C.

11775 South Nicklaus Road

Sandy, Utah 84092

Securities and Exchange Commission:

We agree with the statements made by Kubla Khan, Inc, in their Current Report on Form 8-K filed in connection with their dismissal of us as their certifying accountants.

Randy Simpson CPA, P.C.

/s/ Randy Simpson CPA, P.C.